Exhibit 23

Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of Policy Management Systems Corporation (the "Company") on Form S-8 (Nos. 33-59553, 33-59555 and 33-59575) of our report dated February 10, 1998 on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K



Coopers & Lybrand L.L.P.


Atlanta, Georgia
March 23, 1998